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                                                                 EXHIBIT 23

          CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-98395, 033-64847 and 333-98393), Form S-4
(Nos. 333-100297 and 333-88962), and Form S-3 (No. 333-117833) of Kellwood
Company of our report dated March 10, 2005, except for Note 16 which is as of March 15, 2005, and except for the restatement described in Note 2 to the consolidated financial statements and the matter discussed in the penultimate paragraph of Management's Report on Internal Control Over Financial Reporting, as to which the date is January 11, 2006, relating to the financial statements, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in the Annual Report to Shareowners, which is incorporated in this Annual Report on Form 10-K/A (Amendment No. 2).


/s/ PricewaterhouseCoopers LLP
St. Louis, Missouri
January 13, 2006